Exhibit 99.1

Argan, Inc.’s Gemma Power Systems Receives Full Notice to Proceed for a 950-MW Power Project in Ohio

November 8, 2022 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) (“Argan” or the “Company”) announces today that on November 3, 2022 its wholly owned subsidiary, Gemma Power Systems (”Gemma”), received full notice to proceed on an engineering, procurement and construction (“EPC”) services contract with Clean Energy Future-Trumbull, LLC (“CEF-Trumbull”), an affiliate of Clean Energy Future, LLC (“CEF”) of Manchester, Massachusetts, the developer of the Trumbull Energy Center, a 950 MW natural gas-fired power plant in Lordstown, Ohio. Gemma has commenced project activities.

“We are excited to build the next state-of-the art facility for CEF-Trumbull (an international consortium of KOSPO, KIND and Siemens Energy), a new customer for us,” said Charles E. Collins, IV, Chief Executive Officer of Gemma.  “Our team is looking forward to delivering a great project experience to the CEF-Trumbull team, and continuing to develop lasting ties with the local community.”

This 950 MW natural gas-fired combined cycle power station will consist of two Siemens Energy SGT6-8000H gas fired, high efficiency, combustion turbines with two heat recovery steam generators and a single steam turbine. “We anticipate successfully working again with Siemens Energy, a leader in combustion turbine technology, on this important project to deliver long-term, reliable power supply in the Ohio area,” said Collins.

“We are pleased to have Gemma Power Systems as the EPC contractor for the Trumbull Energy Center project,” said William Siderewicz, P.E., President of CEF. “Gemma’s proven record of excellence within the power industry gives CEF great confidence that this project will be completed according to its schedule and will operate as designed.”

About Gemma Power Systems

Gemma, a wholly owned subsidiary of Argan, is a leading EPC services company providing innovative solutions for the power industry, including the renewable energy sector. Our wide-ranging and comprehensive experience comprises 15 GW of installed capacity including combined cycle and simple cycle natural gas power generating plants, biomass-fired power plants, solar facilities, wind farms, biofuel plants and other environmental facilities. Additional information about Gemma Power Systems can be found at www.gemmapower.com.

About Argan

Argan’s primary business is providing a full range of services to the power generation industry that focus on the engineering, procurement and construction of natural gas-fired power plants and renewable energy facilities, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations.

Argan also owns The Roberts Company, which is a fully integrated fabrication, construction and industrial plant services company, and SMC Infrastructure Solutions, which provides telecommunications infrastructure services.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Reference is hereby made to the cautionary statements made by the Company with respect to risk factors set forth in its most recent reports on Form 10-K, Forms 10-Q and other SEC filings. The Company’s future financial performance is subject to risks and uncertainties including, but not limited to, the successful addition of new contracts to project backlog, the receipt of corresponding notices to proceed with contract activities, and the Company’s ability to successfully complete the projects that it obtains. The Company has several signed EPC contracts that have not started and may not start as forecasted due to market and other circumstances beyond its control. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to the risk factors highlighted above and described regularly in the Company’s SEC filings.

Company Contact:
David Watson
301.315.0027